                                                                      EXHIBIT 10




                                 LOAN AGREEMENT

                                  DATED AS OF

                                 JULY 31, 1996

                                    BETWEEN

                      SUMMIT PROPERTIES PARTNERSHIP, L.P.

                                      AND

                     WACHOVIA BANK OF NORTH CAROLINA, N.A.

                               TABLE OF CONTENTS


                         [Not a part of the Agreement]



ARTICLE I.   DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . .   1
         SECTION 1.01.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         SECTION 1.02.  Accounting Terms and Determinations . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         SECTION 1.03   References  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

ARTICLE II.  THE LOAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         SECTION 2.01.  The Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         SECTION 2.02.  Promissory Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         SECTION 2.03.  Interest Rates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         SECTION 2.04.  Payment of Principle and Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         SECTION 2.05.  Prepayment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

ARTICLE III. GENERAL PROVISIONS CONCERNING PAYMENTS AND FEE  . . . . . . . . . . . . . . . . . . . . . . . . . . .  .  10
         SECTION 3.01   Commitment Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         SECTION 3.02   General Provisions Concerning Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         SECTION 3.03   Computation of Interest and Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

ARTICLE IV.  CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         SECTION 4.01   Conditions to Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

ARTICLE V.   REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . .  11
         SECTION 5.01   Existence and Power . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         SECTION 5.02   Power and Government Authorization: contravention . . . . . . . . . . . . . . . . . . . . . .  12
         SECTION 5.03   Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         SECTION 5.04   Financial Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         SECTION 5.05   Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         SECTION 5.06   Compliance with ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         SECTION 5.07   Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         SECTION 5.08   Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         SECTION 5.09   Not an Investment Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         SECTION 5.10   Ownership of Property: Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         SECTION 5.11   No Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         SECTION 5.12   Full Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         SECTION 5.13   Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE VI.  COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         SECTION 6.01   Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         SECTION 6.02   Inspection of Property, Books and Records . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         SECTION 6.03   No Liens on the Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         SECTION 6.04   Ratio of Unencumbered Assets of Debt. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

         SECTION 6.05   Ratio of Debt to Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         SECTION 6.06   Maximum Secured Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         SECTION 6.07   Debt Service Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         SECTION 6.08   Status of REIT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         SECTION 6.09   Maintenance of Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         SECTION 6.10   Dissolution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         SECTION 6.11   Consolidations, Mergers and Sales of Assets . . . . . . . . . . . . . . . . . . . . . . . . .  17
         SECTION 6.12   Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         SECTION 6.13   Compliance with Laws; Payment of Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         SECTION 6.14   Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         SECTION 6.15   Change in Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         SECTION 6.16   Maintenance of Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         SECTION 6.17   Environmental Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         SECTION 6.18   Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         SECTION 6.19   Environmental Release . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

ARTICLE VII.  DEFAULTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         SECTION 7.01   Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         SECTION 7.02   Remedies on Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

ARTICLE VIII.  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         SECTION 8.01   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         SECTION 8.02   No Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         SECTION 8.03   Expenses: Documentary Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         SECTION 8.04   Amendments and Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         SECTION 8.05   Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         SECTION 8.06   Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         SECTION 8.07   Interest Limitation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         SECTION 8.08   Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         SECTION 8.09   Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         SECTION 8.10   Consent to Jurisdiction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         SECTION 8.11   Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         SECTION 8.12   Captions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

EXHIBIT A        Form of $15,000,000 Note
EXHIBIT B        Form of $16,000,000 Note
EXHIBIT C        Form of Opinion of Counsel for the Borrower
EXHIBIT D        Form of Guaranty Agreement
EXHIBIT E        Description of Required Collateral
EXHIBIT F        Form of Escrow Agreement

                                 LOAN AGREEMENT


                 THIS LOAN AGREEMENT, made as of the 31st day of July, 1996, by and between SUMMIT PROPERTIES PARTNERSHIP, L.P., a Delaware limited partnership (together with its successors, the "Borrower"), and WACHOVIA BANK OF NORTH CAROLINA, N.A., a national banking association (together with endorsees, successors and assigns, the "Bank").

                                   BACKGROUND


                 The Borrower has requested the Bank to make two term loans to the Borrower, one in the principal amount of $15,000,000.00 and the second in the principal amount of $16,000,000.00, and the Bank is willing to do so on the terms and conditions hereinafter set forth.

                 NOW, THEREFORE, in consideration of the premises and the promises herein contained, and each intending to be legally bound hereby, the parties agree as follows:


                            ARTICLE I.  DEFINITIONS

                 SECTION 1.01.  Definitions.  The terms as defined in this
Section 1.01 shall, for all purposes of this Agreement and any amendment hereto (except as herein otherwise expressly provided or unless the context otherwise requires), have the meanings set forth herein (terms defined in the singular to have the same meanings when used in the plural and vice versa):

                 "Affiliate" of any Person means (i) any other Person which directly, or indirectly through one or more intermediaries, controls such Person, (ii) any other Person which directly, or indirectly through one or more intermediaries, is controlled by or is under common control with such Person, or (iii) any other Person of which such Person owns, directly or indirectly, 50% or more of the common stock or equivalent equity interests. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                 "Applicable Term' has the meaning set forth in Section 2.05.

                 "Applicable Treasury Rate" has the meaning set forth in
Section 2.05.

                 "Assets" means the sum of (i) the Undepreciated Real Estate Assets for all completed properties of the Borrower and the Guarantor plus (ii) 75% of the actual cost incurred for the properties of the Borrower and Guarantor under development and land purchase plus (iii) the actual cost of all other tangible assets of the Borrower and Guarantor on a consolidated basis.

                 "BBB Rated Period" means any period when the rating by S&P of the Borrower's senior unsecured debt is BBB or better (and when the Borrower has received a comparable rating by at least one of the following: Moody's, Fitch or Duff & Phelps).

                 "BBB-Rated Period" means any period when the rating by S&P of the Borrower's senior unsecured debt is BBB- (and when the Borrower has received a comparable rating by at least one of the following: Moody's, Fitch or Duff & Phelps).

                 "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in North Carolina are authorized by law to close.

                 "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act.

                 "CERCLIS" means the Comprehensive Environmental Response Compensation and Liability Inventory System established pursuant to CERCLA.

                 "Change of Control" for purposes of this Agreement shall be deemed to have occurred and shall mean when (i) any five or fewer Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 50% or more of the outstanding shares of the voting stock of the Guarantor; or (ii) as of any date a majority of the Board of Directors of the Guarantor consists of individuals who were not either (A) directors of the Guarantor as of the corresponding date of the previous year,
(B) selected or nominated to become directors by the Board of Directors of the Guarantor of which a majority consisted of individuals described in clause (A), or (C) selected or nominated to become directors by the Board of Directors of the Guarantor of which a majority consisted of individuals described in clause
(A) and individuals described in clause (B).

                 "Closing Date" means the date of this Agreement.

                 "Code" means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code.

                 "Commitment Fee" has the meaning set forth in Section 3.01.

                 "Contract Interest Rate" means the interest rates set forth in
Section 2.03 (a) and (b).

                 "Controlled Group" means any and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

                 "Debt" of any Person means at any date, without duplication,
(i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capital leases, (v) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker's acceptance, (vi) all Redeemable Preferred Stock of such Person (in the event such Person is a corporation), (vii) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (viii) all

Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (ix) all Debt of others Guaranteed by such Person.

                 "Debt Service" means for any period principal and interest scheduled to be paid by the Borrower and the Guarantor during such period in respect of Debt.

                 "Debt Service Ratio" means the ratio of Net Operating Income to Debt Service, calculated quarterly based on an annualization of the Fiscal Quarter then ended.

                 "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

                 "Depreciation" means for any period the sum of all depreciation expenses of the Borrower and the Guarantor for such period, as determined in accordance with generally accepted accounting principles consistently applied.

                 "Dollars" or "$" means dollars in lawful currency of the United States of America.

                 "Duff & Phelps" means Duff & Phelps Credit Rating Co.

                 "Environmental Authorizations" means all licenses, permits, orders, approvals, notices, registrations or other legal prerequisites for conducting the business of the Borrower required by any Environmental Requirement.

                 "Environmental Authority" means any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement.

                 "Environmental Judgments and Orders" means all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent or written agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a judgment, decree or order.

                 "Environmental Liabilities" means any liabilities, whether accrued, contingent or otherwise, arising from and in any way associated with any Environmental Requirements.

                 "Environmental Notice" means notice from any Environmental Authority or by any other person or entity, of possible or alleged noncompliance with any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other person or entity for correction of any violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.

                 "Environmental Proceedings" means any judicial or administrative proceedings arising from or in any way associated with any Environmental Requirement.

                 "Environmental Releases" means releases as defined in CERCLA or under any applicable state or local environmental law or regulation.

                 "Environmental Requirements" means any legal requirement relating to health, safety or the environment and applicable to the Borrower, any Subsidiary or the Properties, including but not limited to any such requirement under CERCLA or similar state legislation.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law, including any rules or regulations promulgated thereunder. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

                 "Escrow Agent" means Chicago Title Insurance Company, 1465 Charlotte Plaza, Charlotte, North Carolina 28244.

                 "Escrow Agreement" means an Escrow agreement substantially in the form of Exhibit F attached hereto executed by the Borrower, the Bank and the Escrow Agent.

                 "Event of Default" has the meaning set forth in Section 7.01.

                 "$15,000,000 Note" has the meaning set forth in Section 2.02.

                 "First Maturity Date" means the fourth anniversary of the Closing Date.

                 "Fiscal Quarter" means any fiscal quarter of the Borrower or Guarantor, as the case may be.

                 "Fiscal Year" means any fiscal year of the Borrower or Guarantor, as the case may be.

                 "Fitch" means Fitch Investors Service, Inc.

                 "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or
(ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                 "Guarantor" means Summit Properties.

                 "Guaranty Agreement" means a Guaranty Agreement substantially in the form of Exhibit D attached hereto executed by the Guarantor.

                 "Hazardous Materials" includes, without limitation, (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, or in any applicable state or local law or regulation, (b) hazardous substances, as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, (d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable state or local law or regulation or (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

                 "Interest Payment Date" means the fifteenth day of each January, April, July and October.

                 "Investment Grade Rating" means a rating by S&P of the Borrower's senior unsecured debt of BBB- or better (and when the Borrower has received a comparable rating by at least one of the following: Moody's, Fitch or Duff & Phelps).

                 "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Borrower or Guarantor shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

                 "Loan" or "Loans" means, individually or collectively as the context may require, the two term loans made by the Bank to the Borrower pursuant to Article II hereof, one in the principal amount of $15,000,000.00 and the second in the principal amount of $16,000,000.00.

                 "Loan Documents" means this Agreement, the Notes, any other document evidencing or securing the Loans.

                 "Margin Stock" means "margin stock" as defined in Regulations G, T, U or X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                 "Moody's" means Moody's Investors Service, a corporation organized and existing under the laws of the State of Delaware, its legal successors and assigns.

                 "Multiemployer Plan" has the meaning set forth in Section 4001(a)(3) of ERISA.

                 "Net Income" means, as applied to any Person for any period, the aggregate amount of net income of such Person, after income taxes, for such period, as determined in accordance with generally accepted accounting principles consistently applied.

                 "Net Interest Rate Differential Percentage" has the meaning set forth in Section 2.05.

                 "Net Operating Income" shall mean (i) the aggregate Net Income of the Borrower and Guarantor, before minority interests and extraordinary items, plus (ii) Depreciation and amortization, plus (iii) losses from sales or joint ventures, plus (iv) increases in deferred taxes and other non-cash items, minus

(v) gains from sales or joint ventures, minus (vi) decreases in deferred taxes and other non-cash items, plus (vii) interest expense, plus (viii) income taxes.

                 "Notes" means, collectively, the two promissory notes, either as originally executed or as may from time to time be supplemented, modified, amended, renewed or extended, executed by the Borrower and together evidencing the Loans.

                 "Obligations" means all indebtedness, obligations and liabilities to the Bank existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, of the Borrower under this Agreement or any other Loan Document.

                 "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                 "Person" means any individual, joint venture, corporation, company, voluntary association, partnership, trust, joint stock company, unincorporated organization, association, government, or any agency, instrumentality, or political subdivision thereof, or any other form of entity or organization.

                 "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

                 "Prime Rate" means that interest rate so denominated and set by Wachovia from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by Wachovia. Wachovia lends at interest rates above and below the Prime Rate. A change in the Prime Rate shall be effective on the date of such change.

                 "Properties" means all real property owned, leased or otherwise used or occupied by the Borrower or any Subsidiary of the Borrower, wherever located. The term "Properties" includes the Required Collateral.

                 "Redeemable Preferred Stock" of any Person means any preferred stock issued by such Person which is at any time prior to the Second Maturity Date either (i) mandatorily redeemable (by sinking fund or similar payments or otherwise) or (ii) redeemable at the option of the holder thereof.

                 "Reportable Event" has the meaning set forth in Section 4043(b) of Title V of ERISA.

                 "Required Collateral" means those real estate assets of the Borrower more particularly described in Exhibit E attached hereto.

                 "S&P" means Standard & Poor's Ratings Services, a Division of the McGraw-Hill Companies, Inc., or its legal successors or assigns.

                 "Second Maturity Date" means the sixth anniversary of the Closing Date.

                 "Secured Debt" means all Debt of the Borrower and the Guarantor which is secured by a Lien on any real or personal property of the Borrower or the Guarantor.

                 "$16,000,000 Note" has the meaning set forth in Section 2.02 hereof.

                 "Subsidiary" of a Person means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

                 "Summit Properties" means Summit Properties Inc., a Maryland corporation.

                 "Third Parties" means all lessees, sublessees, licensees and other users of the Properties, excluding those users of the Properties in the ordinary course of the Borrower's business and on a temporary basis.

                 "Undepreciated Real Estate Assets" means the cost (original plus capital improvements, if any) of the real estate assets of the Borrower and the Guarantor and their Wholly-Owned Subsidiaries, before Depreciation and amortization, determined on a consolidated basis.

                 "Unrated Period" means any period when neither the Borrower nor Summit Properties has an Investment Grade Rating.

                 "Wachovia" means Wachovia Bank of North Carolina, N.A., a national banking association, together with its successors.

                 "Wholly Owned Subsidiary" means any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower or by the Borrower and Guarantor together.

                 SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder (other than any monthly or quarterly balance sheets and operating statements of any of the Required Collateral) shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited financial statements of the Borrower delivered to the Bank.

                 SECTION 1.03. References. Except as otherwise expressly provided in this Agreement: the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole, including any Schedule or Exhibit hereto which is a part hereof, and not to any particular Section, Article, paragraph or other subdivision; the singular includes the plural and the plural includes the singular; "or" is not exclusive; the words "include," "includes" and "including" are not limiting; a reference to any agreement or other contract includes past and future permitted supplements, amendments, modifications and restatements thereto or thereof; a reference to an Article, Section, paragraph or other subdivision is a reference to an Article, Section, paragraph or other subdivision of this Agreement; a reference to any law includes any amendment or modification to such law and any rules and regulations promulgated thereunder; a reference to a Person includes its permitted successors and assigns; any right may be exercised at any time and from time to time; and, except as otherwise expressly provided therein, all obligations under any agreement or other contract are continuing obligations throughout the term of such agreement or contract.

                             ARTICLE II.  THE LOANS

                 SECTION 2.01. The Loans. (a) Subject to the terms and conditions of this Agreement, on the Closing Date, the Bank agrees to lend to the Borrower, and the Borrower agrees to borrow from the Bank, the aggregate principal sum of $31,000,000 (the "Loans").

                 (b) The closing of the Loans hereunder shall take place at the office of the Bank in Charlotte, North Carolina, or such other place as the parties may agree, on the Closing Date. On or within three (3) Business Days after the Closing Date as requested by the Borrower, upon receipt of the documents required by, and satisfaction of the conditions specified in, Article IV, the Bank will advance, in immediately available funds, the aggregate amount of the Loans to the Borrower.

                 SECTION 2.02. Promissory Notes. The Loans shall be evidenced by two promissory notes of the Borrower (the "Notes") in the aggregate principal amount of Thirty-one Million and No/100 Dollars ($31,000,000.00), one of such Notes to be for the principal sum of $15,000,000.00 and in the form of Exhibit A hereto, with appropriate insertions, payable to the order of the Bank and dated the Closing Date (the "$15,000,000 Note") and the other of said Notes to be for the principal sum of $16,000,000.00 and in the form of Exhibit B hereto, with appropriate insertions, payable to the order of the Bank and dated the Closing Date (the "$16,000,000 Note").

                 SECTION 2.03. Interest Rates. (a) The $15,000,000 Note shall bear interest from the Closing Date (or, if later, from the date of advancement of the Loans to the Borrower) at a rate per annum equal to 7.71 % during any Unrated Period, 7.61% during any BBB-Rated Period and 7.51% during any BBB Rated Period.

                 (b) The $16,000,000 Note shall bear interest from the Closing Date (or, if later, from the date of advancement of the Loans to the Borrower) at a rate per annum equal to 7.95 % during any Unrated Period, 7.85% during any BBB-Rated Period and 7.75% during any BBB Rated Period.

                 (c) Any overdue principal of, and to the extent permitted by law, overdue interest on the Loans shall bear interest, payable on demand for each day until paid at a rate per annum equal to 150% of the Prime Rate.

                 SECTION 2.04. Payment of Principal and Interest. The Borrower promises and agrees to pay to the Bank the principal and interest on the Loans and Notes as follows:

                 (a) Interest shall be payable quarterly in arrears on each Interest Payment Date commencing with the first of such dates after the Closing Date.

                 (b) The principal of the $15,000,000 Note shall be payable in full on the First Maturity Date; and the principal of the $16,000,000 Note shall be payable in full on the Second Maturity Date.

                 SECTION 2.05. Prepayment. The Borrower shall have the privilege to prepay the principal amount of the Loans in full, but not in part, subject to a prepayment premium calculated as follows:

         The product (discounted back to a net present value at the Applicable Treasury Rate) determined by multiplying the outstanding principal amount being prepaid times the Net Interest Rate Differential Percentage times the number of years (whole or partial) remaining until the First Maturity Date, if the prepayment relates to the $15,000,000 Note, or until the Second Maturity Date, if the prepayment relates to the $16,000,000 Note. The "Net Interest Rate Differential Percentage" shall be the difference between the then applicable Contract Interest Rate on the $15,000,000 Note or the $16,000,000 Note, as the case may be, and the Applicable Treasury Rate. The "Applicable Treasury Rate" shall mean the per annum spot rate adjusted to a constant maturity for a term equal to the number of months from the date of prepayment to the First Maturity Date, in the case of the $15,000,000 Note, or from the date of prepayment to the Second Maturity Date, in the case of the $16,000,000 Note (the "Applicable Term"), as of five (5) Business Days prior to the prepayment. The product shall never be a negative amount.


Example:
         Outstanding principal balance of applicable Loan:             $1,000,000
         Contract Interest Rate on such Loan:                               8.25%
         48 months remaining from the date
         of prepayment until maturity of
         such Loan (therefore, the "Applicable
         Treasury Rate" is the 4 year Treasury Rate):                       6.00%

Therefore:

         Contract Interest Rate                                             8.25%
         - Applicable Treasury Rate                                        -6.00%
           ------------------------                                        -----

         = Net Interest Rate Differential Percentage                        2.25%

         Thus, the Net Interest Rate Differential Percentage times the principal amount of such Loan to be prepaid times the number of years (whole or partial) remaining from the date of prepayment until the First Maturity Date or the Second Maturity Date, as the case may be = prepayment premium for such Loan. Calculation: 2.25% X $1,000,000 X 4 years = $90,000 prepayment premium (which shall be discounted back to a net present value at the Applicable Treasury Rate).

                 NOTWITHSTANDING the foregoing provisions of this paragraph, the Borrower, without payment of any prepayment premium or penalty, may (a) within the sixty (60) days period prior to the First Maturity Date, repay in full but not in part the $15,000,000 Note and (b) within the sixty (60) days period prior to the Second Maturity Date, repay in full but not in part the $16,000,000 Note.

          ARTICLE III.  GENERAL PROVISIONS CONCERNING PAYMENTS AND FEE

                 SECTION 3.01. Commitment Fee. On or before the Closing Date the Borrower shall pay to the Bank a commitment fee (the "Commitment Fee") equal to $155,000.00.

                 SECTION 3.02. General Provisions Concerning Payments. (a) All payments and prepayments of principal of, or interest on, the Notes and of the Commitment Fee shall be made in Federal or other funds immediately available to the Bank at its office in Charlotte, North Carolina not later than 2:00 p.m., Charlotte, North Carolina time. Funds received after 2:00 p.m. shall be deemed to have been paid on the next following Business Day.

                 (b) Whenever any payment of principal of, or interest on, the Loans shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

                 SECTION 3.03. Computation of Interest and Fees. Interest shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed, calculated as to each interest period from and including the first day thereof to but excluding the last day thereof.


                       ARTICLE IV.  CONDITIONS PRECEDENT

                 SECTION 4.01. Conditions to Loans. The obligation of the Bank to make the Loans is subject to the satisfaction of the following conditions:

                 (a) receipt by the Bank from the Borrower of a duly executed counterpart of this Agreement signed by the Borrower;

                 (b)  receipt by the Bank of the duly executed Notes;

                 (c) receipt by the Bank of the duly executed Guaranty Agreement and Escrow Agreement;

                 (d) receipt by the Bank of an opinion of counsel of Kennedy Covington Lobdell & Hickman, L.L.P. counsel for the Borrower and Guarantor, substantially in the form of Exhibit C hereto, and covering such additional matters relating to the transactions contemplated hereby as the Bank may reasonably request;

                 (e) receipt by the Bank of a certificate, dated the Closing Date (or, if later, the date of advancement of the Loans), signed by the general partner of the Borrower to the effect that (i) no Default hereunder has occurred and is continuing on such date and (ii) the representations and warranties of the Borrower contained in Article V are true on and as of such date;

                 (f) receipt by the Bank of all documents which the Bank may reasonably request relating to the existence of the Borrower and of the Guarantor, the authority for and the validity of this Agreement, the Notes, the other Loan Documents and any other matters relevant hereto, all in form and substance satisfactory to the Bank, such documents to include without limitation a copy of the Partnership Agreement and Certificate of Limited Partnership of the Borrower and copies of the Guarantor's Articles of Incorporation and By-laws;

                 (g) a certificate of the Secretary of State of Delaware as to the existence of the Borrower as a limited partnership in such jurisdiction and of the Secretary of State of North Carolina as to the qualification of the Borrower to transact business in such jurisdiction;

                 (h) a certificate of the Secretary of State of Maryland as to the existence of the Guarantor as a corporation in such jurisdiction and of the Secretary of State of the State of North Carolina as to the qualification of the Guarantor to transact business in such jurisdiction; and

                 (i) such other items as the Bank may reasonably require after receipt and review of the documents and agreements referred to above.

                   ARTICLE V.  REPRESENTATIONS AND WARRANTIES

                 The Borrower represents and warrants that:

                 SECTION 5.01. Existence and Power. The Borrower is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

                 SECTION 5.02. Power and Governmental Authorization; Contravention. The execution, delivery and performance by the Borrower of this Agreement, the Notes and the other Loan Documents (i) are within the Borrower's powers, (ii) have been duly authorized by all necessary partnership action,
(iii) require no action by or in respect of, or filing with, any governmental body, agency or official other than ordinary filings with the Securities and Exchange Commission, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the Partnership Agreement or Certificate of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower, and (v) do not result in the creation or imposition of any Lien on any asset of the Borrower.

                 SECTION 5.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower enforceable in accordance with its terms, and the Notes and the other Loan Documents, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower enforceable in accordance with their respective terms, provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.

                 SECTION 5.04. Financial Information. (a) The financial statements of the Borrower and its Subsidiaries as of December 31, 1995, and the related statements of income, and cash flows for the Fiscal Year then ended, audited by Deloitte & Touche LLP, copies of which have been delivered to the Bank, and the unaudited financial statements of the Borrower and its Subsidiaries for the interim period ended March 31, 1996, copies of which have been delivered to the Bank, fairly present the financial position of the Borrower and its Subsidiaries as of such dates and the Borrower's results of operations and cash flows for such periods stated. Such annual financial statements have been prepared in conformity with generally accepted accounting principles.

                 (b) Since March 31, 1996, there has been no material adverse change in the business, financial position, results of operations or prospects of the Borrower and its Subsidiaries.

                 SECTION 5.05. Litigation. There is no action, suit or proceeding pending, or to the knowledge of the Borrower threatened, against or affecting the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Subsidiaries, or which could reasonably impair the ability of the Borrower to perform its obligations under, this Agreement, the Notes or any of the other Loan Documents.

                 SECTION 5.06. Compliance with ERISA. (a) The Borrower and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA.

                 (b) Neither the Borrower nor any member of the Controlled Group is or ever has been obligated to contribute to any Multiemployer Plan.

                 SECTION 5.07. Taxes. There have been filed on behalf of the Borrower all Federal, state and local income, excise, property and other tax returns which are required to be filed by it and any and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of the Borrower have been paid, other than taxes being contested in good faith and against which, if requested by the Bank, adequate reserves for the payment of such taxes have been established by the Borrower. The charges, accruals and reserves on the books of the Borrower in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

                 SECTION 5.08. Subsidiaries. Each of the Borrower's Subsidiaries is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has all powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

                 SECTION 5.09. Not an Investment Company. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                 SECTION 5.10. Ownership of Property; Liens. The Borrower has title to its properties (including without limitation the Required Collateral) sufficient for the conduct of its business, and none of the Required Collateral is subject to any Lien.

                 SECTION 5.11. No Default. The Borrower is not in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound which will be materially adverse to the business, operations, property or financial or other condition of the Borrower, or which will materially adversely affect the ability of the Borrower to perform its obligations under the Loan Documents. No Default has occurred and is continuing.

                 SECTION 5.12. Full Disclosure. All information heretofore furnished by the Borrower to the Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Bank will be, true, accurate and complete in every material respect or based on reasonable estimates on the date as of which such information is stated or certified. The Borrower has disclosed to the Bank in writing any and all facts which materially and adversely affect or may affect (to the extent the Borrower can now reasonably foresee), the business, operations, prospects or condition, financial or otherwise, of the Borrower, the Guarantor and their Subsidiaries or the ability of the Borrower to perform its obligations under this Agreement or of the Guarantor to perform its obligations under the Guaranty Agreement.

                 SECTION 5.13. Environmental Matters. (a) To the best of the knowledge of the Borrower, the Borrower is not subject to any Environmental Liability which is likely to have a material adverse effect on the business, financial position, results of operations or prospects of the Borrower and the Borrower has not been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA. None of the Properties have been identified on any current or proposed (i) National Priorities List under 40 C.F.R. Section 300, (ii) CERCLIS list or (iii) any list arising from a state statute similar to CERCLA.

                 (b) No Hazardous Materials have been or are being used, produced, manufactured, processed, generated, stored, disposed of, managed at, or shipped or transported to or from the Properties or are otherwise present at, on, in or under the Properties, or, to the best of the knowledge of the Borrower, at or from any adjacent site or facility, except for Hazardous Materials, such as cleaning solvents, pesticides and other materials used, produced, manufactured, processed, generated, stored, disposed of, and managed in the ordinary course of business in compliance with all applicable Environmental Requirements.


                             ARTICLE VI.  COVENANTS

                 The Borrower agrees that, so long as the Commitment is in effect hereunder or any amount payable under this Agreement remains unpaid:

                 SECTION 6.01.  Information.  The Borrower will deliver to the
Bank:

                 (a) as soon as available and in any event within 90 days after the end of each Fiscal Year, a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, shareholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous fiscal year, all in accordance with generally accepted accounting principles and audited and certified by Deloitte & Touche LLP or another independent certified public accountant acceptable to the Bank, with such certification to be free of exceptions and qualifications not acceptable to Bank;

                 (b) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter and the related statement of income and statement of cash flows for such Fiscal Quarter and for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation and consistency by the chief financial officer or the chief accounting officer of the Borrower;

                 (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 6.04 through 6.07, inclusive, on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

                 (d) within five Domestic Business Days after the Borrower becomes aware of the occurrence of any Default, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

                 (e) promptly upon the mailing thereof to the partners of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

                 (f) promptly upon the filing thereof, copies of any and all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or monthly reports which the Borrower shall have filed with the Securities and Exchange Commission;

                 (g) if and when any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any Reportable Event with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such Reportable Event, a copy of the notice of such Reportable Event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice;

                 (h) within 30 days after the end of each Fiscal Quarter, quarterly operating statements for each of the properties comprising the Required Collateral; provided that this requirement shall terminate at such time prior to the occurrence of a "Payment Default" or "Covenant Violation" (as those terms are defined in the Escrow Agreement) as the Borrower shall have received an Investment Grade Rating.

                 (i) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Bank may reasonably request.

                 SECTION 6.02. Inspection of Property, Books and Records. The Borrower will keep, and will cause each of its Subsidiaries to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause its Subsidiaries to permit, representatives of the Bank at the Bank's expense prior to the occurrence of an Event of Default and at the Borrower's expense after the occurrence of an Event of Default to visit and inspect any of their respective properties (including without limitation the Required Collateral), to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants. The Borrower agrees to cooperate and assist in such visits and inspections, in each case at such reasonable times and as often as may reasonably be desired; provided, however, that prior to the occurrence of an Event of Default, the Bank shall give the Borrower not less than twenty-four (24) hours' notice of any such visit or inspection.

                 SECTION 6.03. No Liens on the Collateral. The Borrower will not place or permit to exist any lien on any of the Required Collateral except those, if any, approved by the Bank in writing; provided, however, that this covenant shall terminate at such time prior to the occurrence of a "Payment Default" or "Covenant Violation" (as those terms are defined in the Escrow Agreement) as the Borrower shall have received an Investment Grade Rating.

                 SECTION 6.04. Ratio of Unencumbered Assets to Debt. The collective unencumbered Assets of the Borrower and Guarantor, tested as of the last day of each Fiscal Quarter, shall at all times equal or exceed 150% of the aggregate outstanding unsecured Debt of such entities.

                 SECTION 6.05. Ratio of Debt to Assets. The aggregate Debt of the Borrower and the Guarantor, tested as of the last day of each Fiscal Quarter, shall at no time exceed 60% of the total collective Assets of the Borrower and the Guarantor.

                 SECTION 6.06. Maximum Secured Debt. The aggregate Secured Debt of the Borrower and the Guarantor, tested as of the last day of each Fiscal Quarter, shall at no time exceed the lesser of (i) $350,000,000 or (ii) 60% of total collective Assets of the Borrower and the Guarantor until the earlier of (a) such time as the Borrower shall have received an Investment Grade Rating or (b) June 30, 1997, at and after which time aggregate Secured Debt of the Borrower and the Guarantor, tested as of the last day of each Fiscal Quarter, shall not exceed 40% of total collective Assets of the Borrower and the Guarantor.

                 SECTION 6.07. Debt Service Ratio. The Debt Service Ratio, tested as of the last day of each Fiscal Quarter, shall at no time be less than
1.75 to 1.

                 SECTION 6.08. Status as REIT. The Borrower shall maintain at all times its status as a real estate investment trust under the Code.

                 SECTION 6.09. Maintenance of Existence. The Borrower shall, and shall cause each Subsidiary to, maintain its existence and carry on its business in substantially the same manner and in substantially the same fields as such business is now carried on and maintained; provided, however, that nothing contained in this Section shall preclude the Borrower from dissolving a Subsidiary of the Borrower so long as the assets of such Subsidiary have theretofore been transferred to the Borrower or another Subsidiary of the Borrower.

                 SECTION 6.10. Dissolution. Neither the Borrower nor any of its Subsidiaries shall suffer or permit dissolution or liquidation either in whole or in part or redeem or retire any shares of its own stock or any of its own securities or other ownership interests or that of any Subsidiary, except
(a) through corporate reorganization to the extent permitted by Section 6.11 and (b) so long as after giving pro forma effect thereto, the Borrower will not be in violation of the terms of this Agreement, pursuant to Section 8.6 of the Agreement of Limited Partnership of the Borrower as amended through the Closing Date or as amended subsequent to the Closing Date if the sole purpose of the amendment is to specify a date through which a limited partner's ownership interest must be held prior to such redemption; provided, however, that nothing contained in this Section shall preclude the Borrower from dissolving a Subsidiary of the Borrower so long as the assets of such Subsidiary have theretofore been transferred to the Borrower or another Subsidiary of the Borrower.

                 SECTION 6.11. Consolidations, Mergers and Sales of Assets. The Borrower will not, nor will it permit any Subsidiary to, consolidate or merge with or into, or sell, lease or otherwise transfer all or substantially all of its assets to, any other Person, or discontinue or eliminate any business line or segment, provided that

                 (a) the Borrower may merge with another Person if (i) such Person was organized under the laws of the United States of America or one of its states, (ii) the Borrower is the corporation surviving such merger and
(iii) immediately after giving effect to such merger, no Default shall have occurred and be continuing, and

                 (b) Subsidiaries of the Borrower may merge with one another.

                 SECTION 6.12. Use of Proceeds. The proceeds of the Loans will be used by the Borrower (i) to refinance existing indebtedness of the Borrower, and (ii) for general business and working capital purposes. No portion of the proceeds of the Loans will be used by the Borrower (a) in connection with any tender offer for, or other acquisition of, stock of any corporation with a view towards obtaining control of such other corporation,
(b) directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock, or (c) for any purpose in violation of any applicable law or regulation.

                 SECTION 6.13. Compliance with Laws; Payment of Taxes. The Borrower will, and will cause each of its Subsidiaries and each member of the Controlled Group to, comply with applicable laws (including but not limited to ERISA), regulations and similar requirements of governmental authorities (including but not limited to PBGC), except where the necessity of such compliance is being contested in good faith through appropriate proceedings. The Borrower will, and will cause each of its Subsidiaries to, pay promptly when due all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become a lien against the property of the Borrower or any Subsidiary, except liabilities being contested in good faith and against which, if reasonably requested by the Bank, the Borrower will set up reserves reasonably satisfactory to the Bank.

                 SECTION 6.14. Insurance. The Borrower will maintain, and will cause each of its Subsidiaries to maintain (either in the name of the Borrower or in such Subsidiary's own name), with financially sound and reputable insurance companies, insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar business.

                 SECTION 6.15. Change in Fiscal Year. The Borrower will not change its Fiscal Year without the consent of the Bank.

                 SECTION 6.16. Maintenance of Property. The Borrower shall, and shall cause each Subsidiary to, maintain all of its properties and assets in good condition, repair and working order, ordinary wear and tear excepted.

                 SECTION 6.17. Environmental Notices. The Borrower shall furnish to the Bank prompt written notice of all Environmental Liabilities, pending, or, to the best knowledge of Borrower, threatened or anticipated Environmental Proceedings, Environmental Notices, Environmental Judgments and Orders, and Environmental Releases at, on, in, under or in any way affecting the Properties or any adjacent property (to the extent Borrower has actual knowledge with respect to such adjacent property), and all facts, events, or conditions that could lead to any of the foregoing.

                 SECTION 6.18. Environmental Matters. The Borrower will not, and will not permit any Third Party to, use, produce, manufacture, process, generate, store, dispose of, manage at, or ship or transport to or from the Properties any Hazardous Materials except for Hazardous Materials such as cleaning solvents, pesticides and other similar materials used, produced, manufactured, processed, generated, stored, disposed or managed in the ordinary course of business in compliance with all applicable Environmental Requirements.

                 SECTION 6.19. Environmental Release. The Borrower agrees that upon the occurrence of an Environmental Release it will act immediately to investigate the extent of, and to take appropriate remedial action to eliminate, such Environmental Release, whether or not ordered or otherwise directed to do so by any Environmental Authority.


                             ARTICLE VII.  DEFAULTS

                 SECTION 7.01. Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default by the Borrower under this Agreement:

                 (a) the Borrower shall fail to pay when due any principal of any Loan or shall fail to pay any interest on any Loan within five Domestic Business Days after such interest shall become due, or shall fail to pay any fee or other amount payable hereunder within five Domestic Business Days after such fee or other amount becomes due; or

                 (b) the Borrower shall fail to observe or perform any covenant contained in Sections 6.03 through 6.12, inclusive; or

                 (c) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) above), and such failure shall not be cured within thirty days after written notice thereof has been given to the Borrower by the Bank (or such longer period of time as is reasonably necessary to cure such failure if such failure is not possible to cure within such thirty (30) day period and the Borrower is making a good faith diligent effort to cure, but in no event more than sixty (60) days after such notice without the written consent of the
Bank); or

                 (d) any representation, warranty, certification or statement made by the Borrower in Article V or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made); or

                 (e) the Borrower or Guarantor or any Subsidiary of the Borrower or Guarantor shall fail to make any payment in respect of Debt outstanding to the Bank when due or within any applicable grace period; or

                 (f)  any event or condition shall occur which results either
(i) in the acceleration of the maturity of recourse Debt outstanding of the Borrower, the Guarantor or any Subsidiary of the Borrower or Guarantor to any Person other than the Bank or (ii) the required purchase of such recourse Debt by the Borrower (or its designee), the Guarantor (or its designee) or such Subsidiary (or its designee) prior to the scheduled maturity thereof;

                 (g) the Borrower and/or Guarantor shall default in any payment in respect of or otherwise default with respect to non-recourse Debt in the aggregate principal amount of $20,000,000 or more;

                 (h)  a Change of Control shall occur;

                 (i) the Borrower, the Guarantor or any Subsidiary of the Borrower or Guarantor shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

                 (j) an involuntary case or other proceeding shall be commenced against the Borrower, the Guarantor, or any Subsidiary of the Borrower or Guarantor seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 days; or an order for relief shall be entered against the Borrower, the Guarantor, or any Subsidiary of the Borrower or Guarantor under the federal bankruptcy laws as now or hereafter in effect; or

                 (k) the Borrower or any member of the Controlled Group shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 60 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or

                 (l) one or more judgments or orders for the payment of money in an aggregate amount in excess of $500,000.00 (not covered by insurance) shall be rendered against the Borrower, the Guarantor, or any Subsidiary of the Borrower or Guarantor and such judgment or order shall not be appealed, shall become final and shall continue unsatisfied and unstayed for a period of 30 days; or

                 (m) a federal tax lien shall be filed against the Borrower or Guarantor under Section 6323 of the Code or a lien of the PBGC shall be filed against the Borrower or Guarantor under Section 4068 of ERISA and in either case such lien shall remain undischarged for a period of 25 days after the date of filing; or

                 (n) the Guarantor shall fail to comply with the provisions of the Guaranty Agreement or the Borrower shall fail to comply with the provisions of the Escrow Agreement.

                 SECTION 7.02. Remedies on Default. Upon the occurrence of an Event of Default, the Bank, in addition to having the rights and remedies given it by this Agreement, the Escrow Agent and the other Loan Documents may, by notice to the Borrower, declare the Notes (together with accrued interest thereon) to be, and the Notes and all outstanding Loans shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that if any Event of Default specified in clause (i) or (j) above occurs with respect to the Borrower or Guarantor, without any notice to the Borrower or any other act by the Bank, the Notes and all outstanding Loans (together with accrued interest thereon) and fees shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.


                          ARTICLE VIII.  MISCELLANEOUS

                 SECTION 8.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, facsimile transmission or similar writing) and shall be given to such party at its address or facsimile number set forth below or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other party:

                          (a)     If to the Borrower:

                                  Summit Properties Partnership, L.P.
                                  212 South Tryon Street
                                  Charlotte, North Carolina 28281
                                  Attention: Mr. Mike Malone,
                                        Senior Vice President
                                  Fax number: (704) 333-8340

                          (b)     If to the Bank:

                                  Wachovia Bank of North Carolina, N.A.
                                  P. O. Box 31608
                                  Charlotte, North Carolina 28231-6071
                                  Attention: Wayne A. Osella,
                                        Senior Vice President
                                  Fax number: (704) 378-5181

Each such notice, request or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (ii) if given by any other means, when delivered at the address specified in this Section.

                 SECTION 8.02. No Waivers. No failure or delay by the Bank in exercising any right, power or privilege hereunder or under the Notes or other Loan Documents shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.


                 SECTION 8.03. Expenses; Documentary Taxes. The Borrower shall pay (i) all out-of-pocket expenses of the Bank, including reasonable fees and disbursements of counsel for the Bank, in connection with the preparation of this Agreement and the other Loan Documents, any waiver or consent hereunder or any modification or amendment hereof or any Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Bank, including reasonable fees and disbursements of counsel, in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom, including out-of-pocket expenses incurred in enforcing this Agreement and the other Loan Documents. Reasonable fees and disbursements of counsel shall mean actual fees and disbursements incurred by the Bank charged to it by counsel at ordinary and customary rates and shall not be calculated on the basis of the percentage of the outstanding balance of the Loans. The Borrower shall indemnify the Bank against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the other Loan Documents.

                 SECTION 8.04. Amendments and Waivers. Any provision of this Agreement, the Notes or any other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Bank.

                 SECTION 8.05. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that the Borrower may not assign or otherwise transfer any of its rights under this Agreement.

                 SECTION 8.06. Confidentiality. The Bank agrees to exercise its best efforts to keep any information delivered or made available by the Borrower, confidential from any one other than persons employed or retained by the Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided, however, that nothing herein shall prevent the Bank from disclosing such information (i) upon the order of any court or administrative agency, (ii) upon the formal demand of any regulatory agency or authority having jurisdiction over the Bank, (iii) which has been publicly disclosed, (iv) to the extent reasonably required in connection with any litigation to which the Bank or their respective Affiliates may be a party, (v) to the extent reasonably required in connection with the exercise of any remedy hereunder, and (vi) to the Bank's legal counsel and independent auditors. The Bank, however, shall use reasonable efforts to notify the Borrower regarding any proposed disclosure pursuant to clauses (i),
(ii) and (iv) of this Section (unless, in the case of clause (iv), such litigation is between the Borrower and the Bank) prior to such proposed disclosure so that the Borrower shall have an opportunity to contest such proposed disclosure by proper means.

                 SECTION 8.07. Interest Limitation. Notwithstanding any other term of this Agreement, the Notes or any other Loan Document, the maximum amount of interest which may be charged to or collected from any person liable hereunder or under the Notes by the Bank shall be absolutely limited to, and shall in no event exceed, the maximum amount or interest which could lawfully be charged or collected under applicable law (including, to the extent applicable, the provisions of section 5197 of the Revised Statutes of the United States of America, as amended, 12 U.S.C. Section 85, as amended), so that the maximum of all amounts constituting interest under applicable law, howsoever computed, shall never exceed as to any Person liable therefor such lawful maximum, and any term of this Agreement, the Notes or any other Loan Document which could be construed as providing for interest in excess of such lawful maximum shall be and hereby is made expressly subject to and modified by the provisions of this paragraph.

                 SECTION 8.08. Governing Law. This Agreement and the Notes shall be construed in accordance with and governed by the law of the State of North Carolina. This Agreement and the Notes are intended to be effective as instruments executed under seal.

                 SECTION 8.09. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                 SECTION 8.10. Consent to Jurisdiction. The Borrower (a) submits to personal jurisdiction in the State of North Carolina, the courts thereof and the United States District Courts sitting therein, for the enforcement of this Agreement, the Notes and the other Loan Documents, (b) waives any and all personal rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction or venue within the State of North Carolina for the purpose of litigation to enforce this Agreement, the Notes or the other Loan Documents, and (c) agrees that service of process may be made upon it in the manner prescribed in Section 8.01 for the giving of notice to the Borrower. Nothing herein contained, however, shall prevent the Bank from bringing any action or exercising any rights against any security and against the Borrower personally, and against any assets of the Borrower, within any other state or jurisdiction.

                 SECTION 8.11. Severability. If any provisions of this Agreement shall be held invalid under any applicable laws, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision, and, to this end, the provisions hereof are severable.

                 SECTION 8.12. Captions. Captions in this Agreement are for the convenience of reference only and shall not affect the meaning or interpretation of the provisions hereof.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the year and day first above written.

                                BORROWER:

                                SUMMIT PROPERTIES PARTNERSHIP, L.P.
                                a Delaware Limited Partnership

                                By:     Summit Properties Inc.,
                                        Sole General Partner

                                        By:                              (SEAL)
                                           -----------------------------
                                            Michael G. Malone, Senior
                                            Vice President


                                BANK:

                                WACHOVIA BANK OF NORTH CAROLINA, N.A.


                                By:
                                   -----------------------------------------
                                Title:
                                      --------------------------------------

                                   EXHIBIT A


                                 TERM LOAN NOTE


$15,000,000.00                                                   July 31, 1996


                 FOR VALUE RECEIVED, the undersigned SUMMIT PROPERTIES PARTNERSHIP, L.P., a Delaware Limited Partnership (the "Borrower"), hereby promises to pay to the order of WACHOVIA BANK OF NORTH CAROLINA, N.A., a national banking association (together with its endorsees, successors and assigns, the "Bank"), the principal sum of Fifteen Million and No/100th Dollars ($15,000,000.00), on the date or dates provided for in the Loan Agreement. The Borrower promises to pay interest on the unpaid principal amount of this Note on the dates and at the rate or rates provided for in the Loan Agreement. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the rate or rates as provided for in the Loan Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other funds immediately available at the principal office of the Bank located at Charlotte, North Carolina, or at such other location as the holder of this Note may designate in writing.

                 This Note evidences indebtedness in respect of one of the Loans made under, is the $15,000,000 Note referred to in and issued pursuant to, and is subject to the terms and provisions of, the Loan Agreement, dated as of even date herewith, between the Borrower and the Bank (as the same may be so modified, amended, supplemented or restated, the "Loan Agreement") to which Loan Agreement reference is hereby made for a statement of said terms and provisions. This Note is entitled to the benefits of the Loan Agreement. Any term used herein that is defined in the Loan Agreement shall have the meaning afforded it in the Loan Agreement when used herein.

                 Upon the occurrence and during the continuation of any Event of Default, the Bank may declare the entire unpaid principal balance hereunder and all accrued interest to be immediately due and payable in the manner and with the effect provided in the Loan Agreement, and may thereafter exercise any of the remedies referred to in the Loan Agreement or existing under applicable law.

                 This Note may be prepaid in whole or in part only on the terms and conditions set forth in the Loan Agreement.

                 TIME IS OF THE ESSENCE OF THIS CONTRACT. In addition and not in limitation of the foregoing and the provisions of the Loan Agreement, the Borrower further agrees to pay all expenses of collection, including reasonable attorneys' fees, if this Note shall be collected by law or through an attorney at law, or in bankruptcy, receivership or other court proceedings. As used herein, reasonable attorneys' fees shall mean actual fees and disbursements incurred by the Bank charged to it by counsel at ordinary and customary rates and shall not be calculated on the basis of the percentage of the outstanding balance of this Note.

                 This Note shall be governed by and construed under the internal laws of the State of North Carolina, without giving effect to principles of conflicts of laws. This Note is intended to be effective as an instrument executed under seal.

                 PRESENTMENT, DEMAND, PROTEST AND NOTICE OF DISHONOR ARE HEREBY WAIVED BY THE BORROWER.

 Executed under hand and seal of the Borrower on the date first above written.


                                SUMMIT PROPERTIES PARTNERSHIP, L.P.,
                                a Delaware Limited Partnership    (SEAL)

                                By:     Summit Properties Inc.,
                                        Sole General Partner

                                        By:                            (SEAL)
                                           ----------------------------
                                             Michael G. Malone, Senior
                                             Vice President
Attest:

--------------------------------
      (Assistant) Secretary


[Corporate Seal]

                                   EXHIBIT B


                                 TERM LOAN NOTE


$16,000,000.00                                                   July 31, 1996


                 FOR VALUE RECEIVED, the undersigned SUMMIT PROPERTIES PARTNERSHIP, L.P., a Delaware Limited Partnership (the "Borrower"), hereby promises to pay to the order of WACHOVIA BANK OF NORTH CAROLINA, N.A., a national banking association (together with its endorsees, successors and assigns, the "Bank"), the principal sum of Sixteen Million and No/100th Dollars ($16,000,000.00), on the date or dates provided for in the Loan Agreement. The Borrower promises to pay interest on the unpaid principal amount of this Note on the dates and at the rate or rates provided for in the Loan Agreement. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the rate or rates as provided for in the Loan Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other funds immediately available at the principal office of the Bank located at Charlotte, North Carolina, or at such other location as the holder of this Note may designate in writing.

                 This Note evidences indebtedness in respect of one of the Loans made under, is the $16,000,000 Note referred to in and issued pursuant to, and is subject to the terms and provisions of, the Loan Agreement, dated as of even date herewith, between the Borrower and the Bank (as the same may be so modified, amended, supplemented or restated, the "Loan Agreement") to which Loan Agreement reference is hereby made for a statement of said terms and provisions. This Note is entitled to the benefits of the Loan Agreement. Any term used herein that is defined in the Loan Agreement shall have the meaning afforded it in the Loan Agreement when used herein.

                 Upon the occurrence and during the continuation of any Event of Default, the Bank may declare the entire unpaid principal balance hereunder and all accrued interest to be immediately due and payable in the manner and with the effect provided in the Loan Agreement, and may thereafter exercise any of the remedies referred to in the Loan Agreement or existing under applicable law.

                 This Note may be prepaid in whole or in part only on the terms and conditions set forth in the Loan Agreement.

                 TIME IS OF THE ESSENCE OF THIS CONTRACT. In addition and not in limitation of the foregoing and the provisions of the Loan Agreement, the Borrower further agrees to pay all expenses of collection, including reasonable attorneys' fees, if this Note shall be collected by law or through an attorney at law, or in bankruptcy, receivership or other court proceedings. As used herein, reasonable attorneys' fees shall mean actual fees and disbursements incurred by the Bank charged to it by counsel at ordinary and customary rates and shall not be calculated on the basis of the percentage of the outstanding balance of this Note.

                 This Note shall be governed by and construed under the internal laws of the State of North Carolina, without giving effect to principles of conflicts of laws. This Note is intended to be effective as an instrument executed under seal.

                 PRESENTMENT, DEMAND, PROTEST AND NOTICE OF DISHONOR ARE HEREBY WAIVED BY THE BORROWER.

 Executed under hand and seal of the Borrower on the date first above written.


                              SUMMIT PROPERTIES PARTNERSHIP, L.P.,
                              a Delaware Limited Partnership    (SEAL)

                              By:     Summit Properties Inc.,
                                      Sole General Partner

                                      By:                                (SEAL)
                                         ---------------------------------
                                           Michael G. Malone, Senior
                                           Vice President
Attest:



---------------------------------
      (Assistant) Secretary



[Corporate Seal]

                                   EXHIBIT C


                         OPINION OF BORROWER'S COUNSEL

                               to be provided by

                  KENNEDY COVINGTON LOBDELL & HICKMAN, L.L.P.


                   Based on form provided by Bank's counsel.

                                   EXHIBIT D


                           FORM OF GUARANTY AGREEMENT

                                   EXHIBIT E


                       DESCRIPTION OF REQUIRED COLLATERAL


1.       Summit Highland (Raleigh): See Exhibit E-1 attached.


2.       Summit Creek (Charlotte): See Exhibit E-2 attached.


3.       Summit Hill (Durham): See Exhibit E-3 attached.


4.       Summit Aventura (Florida) - See Exhibit E-4 attached.

                                   EXHIBIT F


                            FORM OF ESCROW AGREEMENT